EXHIBIT 10-E

COLGATE-PALMOLIVE COMPANY

STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

Effective January 1, 1997

Amended through September 12, 2007

1. Purpose. The purpose of the Colgate-Palmolive Company Stock Plan for Non-Employee Directors (the “Plan”) is to attract and retain qualified persons to serve as directors of Colgate-Palmolive Company, a Delaware corporation (the “Company”), to enhance the equity interest of directors in the Company, to solidify the common interests of its directors and stockholders, and to encourage the highest level of director performance by providing them with a proprietary interest in the Company’s performance and progress, by crediting them annually with shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”). This Plan shall supersede the Company’s Stock Purchase Plan for Non-Employee Directors and the Stock Compensation Plan for Non-Employee Directors, both of which shall terminate on the effective date of this Plan.

2. Effective Date and Term. The Plan shall remain in effect until December 31, 2006, unless sooner terminated by action of the Board of Directors of the Company (the “Board”). Awards outstanding as of the date of such termination shall not be affected or impaired by the termination of the Plan.

3. Participation. All Non-Employee Directors shall participate in the Plan. The term “Non-Employee Director” means any individual who is a member of the Board as of January 1, 1997, or who becomes a member of the Board thereafter during the term of the Plan and in each case during such periods as he or she is not a full-time employee of the Company or any of its subsidiaries.

4. Administration; Amendment.

(a) The Plan will be administered by the Employee Relations Committee of the Company (the “Committee”), the members of which are appointed from time to time by the Board, which shall have full power and authority to interpret and construe the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

(b) The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the Company’s stockholders, unless and to the extent required to qualify transactions under the Plan for exemption under Rule 16b-3 (“Rule 16b-3”) promulgated under Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”).

(c) Subject to the above provisions, the Board shall have authority, without stockholder approval, to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, including without limitation, new rules which may be promulgated under Section 16 of the Exchange Act, as amended from time to time, and to grant awards which qualify for beneficial treatment under such rules.

5. Shares.

(a) Each Non-Employee Director shall receive compensation at the rate of 6501 shares of Common Stock per year. However, each Non-Employee Director who has elected, prior to the effective date hereof, to continue to participate in the Colgate-Palmolive Company Pension Plan for Outside Directors as Amended and Restated effective May 2, 1996, shall receive compensation at the rate of 5252 shares of Common Stock of the Company per year. Payments shall be made annually on the third business day following the date of the public announcement of the Company’s annual sales and earnings. Either authorized but unissued or Treasury shares shall be used for this purpose. The shares paid pursuant to this Plan shall be in addition to any other compensation to which a Non-Employee Director may be entitled. Each Non-Employee Director will be required to represent that the shares are to be held for investment purposes and not with a view to or for resale or distribution except in compliance with the Securities Act of 1933, as amended from time to time (the “Securities Act”) and to give a written undertaking, in form and substance satisfactory to the Company, that he or she will not publicly offer or sell or otherwise distribute the shares other than (i) in the manner and to the extent permitted by Rule 144 of the Securities and Exchange Commission under the Securities Act, (ii) pursuant to any other exemption from the registration provisions of the Securities Act or (iii) pursuant to an effective registration statement.

(b) If an individual becomes a Non-Employee Director during a calendar year, he or she shall receive for that year the number of shares equal to the product of (i) the number of shares to which he or she would have been entitled to under Section 5(a) had he or she been a Non-Employee Director for the full calendar year, and (ii) the fraction obtained by dividing (x) the number of calendar months during such calendar year that such person was a Non-Employee Director by (y) 12; provided, that for purposes of the foregoing a partial calendar month shall be treated as a whole month. Payments for such an individual shall be made on the third business day following the date of the next public announcement of the Company’s sales and earnings.

6. Adjustments. In the event of any change in the Common Stock of the Company, through the declaration of stock dividends, through recapitalization resulting in stock split-ups or combinations of shares, or as the result of similar events, appropriate adjustments shall be made by the Committee in the number and kind of shares to be paid pursuant to the Plan.

7. Election to Defer Shares.

(a) Each Non-Employee Director may make an irrevocable election on an annual basis to defer receipt of all or part of the shares granted under this Plan (the “Deferral Election”). In order to make a Deferral Election pursuant to this Section 7(a), a Non-Employee Director must deliver to the Secretary of the Company a written notice of the Deferral Election setting forth the number of shares to be deferred on such form as may be prescribed by the Committee. The Deferral Election may also specify that the Non-Employee Director elects to receive distribution of his or her Director’s Trust Account (as defined below) in accordance with Section 7(c) in a lump sum (a “Lump Sum Delivery Election”), or in installments over a period of less than ten years (a “Specific Installment Election”). With respect to shares attributable to post-2004 years, any election of a form of distribution for the shares attributable to any particular year shall be irrevocable and may not be changed by any later election. The

[1]	Adjusted to 2,600 shares for the May 1997 and June 1999 stock splits.
[2]	Adjusted to 2,100 shares for the May 1997 and June 1999 stock splits.

written notice of the Deferral Election must be delivered no later than the December 31 prior to the commencement of the calendar year to which the Deferral Election relates. In the case of individuals who become Non-Employee Directors during a calendar year, this notice must be delivered within thirty days after the date on which the individual becomes a Non-Employee Director and shall apply only with respect to amounts earned for the portion of the calendar year following the date of the election. The Deferral Election made pursuant to this Section 7(a) shall remain in effect for subsequent years unless a subsequent different Deferral Election is permitted and made in accordance with this Section 7(a).

(b) The Committee may establish a trust for the benefit of the Non-Employee Directors on such terms and conditions as the Committee shall determine (the “Plan Trust”), the assets of which shall be subject to the claims of the Company’s creditors. All shares deferred pursuant to this Section 7 shall be delivered to the Plan Trust and shall be credited to the account of each Non-Employee Director in accordance with his or her Deferral Election (the “Director’s Trust Account”), and held for delivery in accordance with the terms of this Plan; and all earnings of a Director’s Trust Account (including without limitation dividends on shares held therein) shall be reinvested by the trustee in Common Stock.

(c) All distributions from a Director’s Trust Account under the Plan Trust shall be made to the Non-Employee Director (or, in the event of an eligible Non-Employee Director’s death, his or her designated beneficiary) in ten annual installments commencing as soon as practicable following the cessation of his or her services as a Non-Employee Director. However, if the Non-Employee Director has in effect a valid Lump Sum Delivery Election or a valid Specific Installment Election pursuant to Section 7(a), such distributions shall be made in a lump sum, or in the specified number of installments, as the case may be, commencing as soon as practicable following the cessation of his or her services as a Non-Employee Director. Distributions will be made in shares unless the Committee otherwise determines, in accordance with the terms of the Plan Trust. If such shares are to be distributed in installments, such installments shall be equal, provided, that if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share. If any such shares are to be delivered after the Non-Employee Director has died or become legally incompetent, the Committee shall deliver promptly all remaining undelivered shares to the Non-Employee Director’s designated beneficiary or legal guardian, respectively. References to a Non-Employee Director in this Plan shall be deemed to refer to the Non-Employee Director’s designated beneficiary or legal guardian, where appropriate.

(d) Nothing in the Plan or the Plan Trust shall confer on any individual any right to continue as a director of the Company or interfere in any way with the right of the Company to terminate the individual’s service as a director at any time.

(e) A Non-Employee Director shall be entitled to early distribution of all or part of his or her Director’s Trust Account in the event of an “Unforeseeable Emergency”, in accordance with this paragraph. With respect to the portion of such Account attributable to pre-2005 years, an “Unforeseeable Emergency” means severe financial hardship to the Non-Employee Director resulting from a sudden and unexpected illness or accident of the Non-Employee Director or a dependent of the Non-Employee Director, loss of the Non-Employee Director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Non-Employee Director. A distribution pursuant to the foregoing sentence may only be made to the extent reasonably needed to satisfy the emergency need, and may not be made if such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Non-Employee Director’s assets to the extent such liquidation would not itself cause severe financial hardship, or (iii) by cessation of participation in the Plan prospectively. With respect to the portion of such Account attributable to post-2004 years, an “Unforeseeable Emergency” means a severe financial hardship to the Non-Employee Director resulting from an illness or accident of the Non-Employee Director, the Non-Employee Director’s spouse or a dependent (as defined in section 152 of the Internal Revenue Code of 1986, as amended, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)) of the Non-Employee Director, loss of the Non-Employee Director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Non-Employee Director. The amounts distributed with respect to an unforeseeable emergency pursuant to the foregoing sentence may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Non-Employee Director’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cessation of deferrals under this Plan. The determination of whether and to what extent a distribution is permitted pursuant to this paragraph shall be made by the Committee.

(f) Six-Month Delay. Notwithstanding Section 7(c) above, if the Company determines that a Non-Employee Director is a “specified employee” subject to the special rule of Section 409A(2)(B)(i) of the Code, all distributions from his or her Trust Account that are attributable to post-2004 years and that would otherwise be made pursuant to Section 7(c) before the date which is six months after his or her “separation from service” within the meaning of Section 409A of the Code and the Treasury Regulations thereunder (“Separation”) shall instead be made in a single lump sum, on or as soon as practicable following the earlier of (i) the date which is six months after his or her Separation and (ii) the date of his or her death.

8. Election to Receive Cash. Each Non-Employee Director may make an annual irrevocable election to receive cash in lieu of shares of Common Stock granted under, and not deferred pursuant to Section 7 of, this Plan, in an amount not to exceed the amount needed to satisfy tax obligations related to the grant (the “Cash Election”), subject to and under the applicable rules and regulations promulgated from time to time by the Employee Relations Committee pursuant to Section 4(a) of this Plan. In order to make a cash election pursuant to this Section 8, a Non-Employee Director must deliver to the Secretary of the Company a written notice of the Cash Election setting forth the amount of shares to be distributed in the form of cash. The written notice of Cash Election must be delivered no later than December 31 prior to commencement of the calendar year to which the Cash Election relates, or such later date as may be permitted by the Committee and as permitted under Rule 16b-3. The amount of cash received pursuant to a Cash Election shall be equal to the mean between the high and low prices of the Common Stock on the New York Stock Exchange composite tape (the “Fair Market Value”) on the third business day following the date of the public announcement of the Company’s annual sales and earnings multiplied by the amount of shares set forth in the Cash Election.

9. Purchase of Shares.

(a) Subject to Section 9(b), each Non-Employee Director may make an irrevocable election to use all or a stated percentage (in increments of 25%) of his or her non-deferred cash compensation as a Non-Employee Director (including non-deferred retainer fees as a committee chairman, if applicable, to be earned during the forthcoming calendar year and attendance fees earned during the current year) to have purchased Common Stock on his or her behalf (the “Share Purchase Election”). The maximum amount of compensation that may be used by a Non-Employee Director in any year to purchase shares under this Plan shall not exceed $100,000.00. In order to make a Share Purchase Election pursuant to this Section 9(a), a Non-Employee Director must deliver to the Secretary of the Company a written notice setting forth the percentage (in increments of 25%) of the Non-Employee Director’s total non-deferred cash compensation to be used to purchase Common Stock of the Company. All shares of Common Stock of the Company purchased pursuant to this Section must be held at least until six months have elapsed from the date of such purchase.

(b) It is the intention of this Plan that Non-Employee Directors shall have the ability to make a Stock Purchase Election on an annual basis provided that such annual Stock Purchase Election would not cause the Plan or transactions under the Plan to fail to comply with Rule 16b-3. Subject to the preceding limitation, a Non-Employee Director may make a Stock Purchase Election on an annual basis no later than the December 31 prior to the commencement of the calendar year to which the Stock Purchase Election relates, or such later date as may be permitted by the Committee and as may be permitted under Rule 16b-3. Any Stock Purchase Election made pursuant to Section 9(a), shall remain in effect for subsequent calendar years unless a subsequent different Stock Purchase Election is permitted and made in accordance with this Section, which subsequent Stock Purchase Election shall then be applied to subsequent calendar years.

(c) All purchases of Common Stock under the Plan shall be made either on the open market or issued out of treasury stock of the Company on the third business day following the date of release of the Company’s annual sales and earnings. Shares issued by the Company shall be priced at the Fair Market Value on such date. Brokerage fees and any other transaction costs related to open market purchases shall be paid by the Company. Shares purchased pursuant to this Section 9 shall be registered in the name of and delivered to the Non-Employee Director. Adjustments will be paid in cash for any fractional shares

10. Plan to Company with Exchange Act. Any Non-Employee Director’s elections hereunder shall be subject to the requirements of the Exchange Act, as interpreted by the Committee, and the Plan shall be subject to any additional conditions or limitations set forth in any applicable exemptive rule under Section 16 (including any amendment to Rule 16b-3). No transaction may be effected pursuant to this Plan if such transaction is a “Discretionary Transaction” (as defined in Rule 16b-3) that occurs within six months of an “opposite way” Discretionary Transaction.

11. Plan to Comply with Code Section 409A. Each provision of this Plan which permits the deferral of the receipt of shares shall be interpreted in a manner which complies with Section 409A of the Code, and each provision that conflicts with such requirements shall not be valid or enforceable.